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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 6, 2001


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                                    CRAY INC.
             (Exact name of registrant as specified in its charter)

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
         Washington                           0-26820                     93-0962605
(State or other jurisdiction of             (Commission               (I.R.S. Employer
incorporation or organization)              File Number)              Identification No.)


                        411 First Avenue South, Suite 600
                             Seattle, WA 98104-2860
                    (Address of principal executive offices)



Registrant's telephone number, including area code: (206) 701-2000 Registrant's facsimile number, including area code: (206) 701-2500


                                      None
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

NOVEMBER 2001 PRIVATE PLACEMENT

         In November, 2001, in a private placement under the Securities Act of 1933, we sold to six accredited investors (i) 5% convertible subordinated debentures in the aggregate original principal amount of $9,300,000, convertible into shares of our common stock as described below, and (ii) common stock purchase warrants for an aggregate of 367,590 shares of our common stock at an initial exercise price of $4.4275 per share, subject to adjustment, exercisable until November 6, 2004. The placement closed in two tranches, on November 6 and 15, 2001. The six investors were Riverview Group, LLC, Omicron Partners, LP, Laterman & Co., Forevergreen Partners, Clarion Capital Corporation and The Morton A. Cohen Revocable Living Trust. We received gross proceeds of $9,300,000 in exchange for the issuance of the debentures and the warrants. We have agreed to pay a finder's fee of $651,000 to Intellect Capital Ltd., which is affiliated with Terren S. Peizer, a member of our Board of Directors. After payment of the finder's fee and other expenses of the offering, we expect that the net proceeds of the offering will be approximately $8,550,000. No underwriters were involved in this private placement.

          The sale of the debentures and the warrants to the investors was exempt from the registration provisions of the Securities Act, under Sections 4(2) and 4(6) of the Securities Act, and the rules and regulations thereunder, because of the nature of the offerees and investors and the manner in which the offering was conducted. The investors have acknowledged that the securities cannot be resold unless registered or exempt from registration under the securities laws. We have agreed to register the resale of the shares of common stock issuable to the investors under the Securities Act.

         THE CONVERTIBLE SUBORDINATED DEBENTURES

         The debentures bear interest at the rate of 5% per year, payable semi-annually commencing May 6, 2002. We can elect to pay interest in cash or in shares of our common stock. The debentures mature on November 6, 2004.

         The holders of the debentures can choose to convert all or a portion of the principal amount outstanding into shares of our common stock at any time before the maturity date of November 6, 2004. The debentures are convertible into common stock at a fixed conversion price of $2.35 per share from the date of issuance until maturity. In addition, during each three-month period beginning on February 6, 2002, each holder may convert on a cumulative basis up to 25% of the original principal amount of each holder's debenture at a floating conversion price. The floating conversion price is equal


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to 94% of the average of the 7 lowest daily volume weighted average prices during the 20 trading days immediately prior to the date upon which the debenture is converted.

         On the maturity date of November 6, 2004, the holders are obligated to convert any remaining principal into common stock at a conversion price equal to the average of the closing prices during the 15 trading days immediately prior to the maturity date.

         The debentures contain subordination provisions in favor of our senior secured lender, which limit our rights and obligations to make cash payments of principal, interest or other payments of funds under the debentures and related transaction documents.

         We are not required to issue to the debenture holders in excess of 8,422,204 shares below the market price of our common stock in accordance with Nasdaq rules, or such greater number of shares permitted under Nasdaq Rule 4350(i). In such event, the debenture holders may elect to require us to convert the debentures at the lowest possible conversion price that complies with Nasdaq rules or to redeem the portion of the debentures which were not able to be converted by payment of 105% of the outstanding principal, plus accrued interest, if the redemption were by May 6, 2002, or of 110% of the outstanding principal, plus accrued interest, if the redemption were after May 6, 2002, provided that we are not obligated to redeem more than 25% of the original principal amount of the debentures every three months on a cumulative basis beginning on February 6, 2002.

         A debenture holder may not convert its debenture or receive shares of our common stock as payment of interest to the extent that, at the time of the conversion or payment, the sum of (i) the number of shares of our common stock beneficially owned by the holder plus (ii) the number of shares to be issued upon conversion and payment would exceed 4.999% of the number of shares of our common stock then issued and outstanding, including other shares of our common stock issuable upon conversion of, or payment of interest on, the holder's debenture. The holder may terminate this restriction upon 61 days' prior notice to us.

          In the event that we sell any shares of our common stock (or certain securities convertible into or exercisable for shares of our common stock) at a price less than the fixed conversion price of the debentures, then the fixed conversion price of the debentures generally shall be reduced based on a weighted average adjustment (subject to certain exceptions). The debentures also contain customary antidilution provisions for stock dividends, stock splits or combinations and reclassifications.

          In the event that a debenture is converted and we issue the shares of common stock later than the time permitted in the debenture, we may be required to make late fee payments to the holder that increase based upon how late we issue the shares and


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without a limit on the late fee that must be paid. The debentures provide that, if we deny, or if any of our shareholders obtain a judgment denying, the rights of the holders to convert the debentures, then the holders have the right to require us to pay 120% of the outstanding principal amount of the debentures plus accrued and unpaid interest.

         If an event of default occurs under the debentures, the holders have the right to require us to pay a mandatory redemption amount, subject to the subordination provisions of the debentures in favor of our senior secured lender. The mandatory redemption amount is the greater of (i) 120% of the outstanding principal on the debentures, plus accrued interest or (ii) the outstanding principal amount, plus accrued interest, divided by the applicable conversion price, and multiplied by the closing price of our common stock on the applicable date provided in the debentures.

          The events of default include: (i) failure to pay scheduled principal or interest payments, (ii) breach of any material representation or warranty in the debentures or the related transaction agreements, (iii) failure to timely issue shares upon conversion of the debentures, to timely transfer such issued shares or to timely remove restrictive legends if lawful and required by the debentures and the related agreements, which failure continues uncured for ten trading days, (vi) failure to perform our obligations in the debentures or related agreements for a period of 20 business days after notice, (vii) commencement of bankruptcy or insolvency proceedings or appointment of a receiver or similar assumption of control of a material portion of our properties and assets, (viii) any judgment or claim becoming a lien or encumbrance on any material portion of our assets, (ix) delisting or suspension of trading of our common stock for more than 5 consecutive trading days or 8 total trading days, (x) the failure of a registration statement that we are required to file being declared effective by the SEC by May 6, 2002, (xi) a lapse in the effectiveness of the registration statement for more than 20 trading days during any 12-month period (subject to exceptions for material transactions), or (xii) a change of control transaction. A change of control transaction includes the acquisition of more than 40% of our voting stock in a transaction not approved by our board of directors, the replacement of more than one-half of the current members of the board of directors without the approval of such directors, the consolidation or merger of us where the shareholders prior to such transaction do not own at least 51% of our voting stock after the transaction or the common stock is no longer listed on Nasdaq National Market System or a national exchange, the sale of all or substantially all of our assets, or the execution by us of an agreement providing for one of the foregoing events. These change of control provisions may have the effect of discouraging third parties from making a bid to acquire control of us in a transaction not approved by our board of directors.

         THE WARRANTS


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         The warrants are exercisable for a total of 367,590 shares of our common stock at an exercise price of $4.4275 payable in cash. The warrants are exercisable until November 6, 2004. The number of shares issuable upon exercise and the exercise price are subject to adjustment in the event of a stock dividend, a stock split or combination or a reclassification of our common stock, but otherwise do not have exercise price adjustments.

         THE REGISTRATION RIGHTS AGREEMENT

         In the registration rights agreement, we agreed to file a registration statement covering (i) the resale of up to 7,914,894 shares of common stock, which was calculated by multiplying 200% by the number of shares into which the debentures are convertible using the fixed conversion price of $2.35 per share, and (ii) the resale of 367,590 shares of common stock issuable upon exercise of the warrants. If we are required to issue additional shares under the debentures and the related agreements, we may be required to file additional registration statements. We must pay penalties if we breach certain of our obligations under the registration rights agreement. These penalties may be paid in cash or, at our option, in shares of our common stock.


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THE PURCHASE AGREEMENT

         Under our purchase agreement with the investors, we generally are prohibited from entering into any financing transaction until after May 6, 2002 without the consent of a majority in interest of the investors, which cannot be unreasonably withheld. We may however grant equity incentive awards and issue our securities in connection with stock option, stock purchase and other compensatory plans, strategic business transactions or an underwritten registered public offering. The purchase agreement also contains representations, warranties, covenants and indemnification provisions customary for agreements of its type.

         SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE DEBENTURES AND EXERCISE OF THE WARRANTS

         The following table outlines the number of shares of common stock that would be issuable upon conversion in full of the debentures at several hypothetical conversion prices. The table also sets forth the total number of shares the investors would beneficially own at such hypothetical adjustment prices, and assuming exercise in full of the warrants, and the percentage that such shares would constitute of our resulting outstanding common stock, assuming the investors had not purchased or sold any of our securities.

         During calendar year 2000, the closing price of our common stock ranged from a low of $1.125 to a high of $11.50 per share. During calendar year 2001, through November 19, 2001, the closing price of our common stock has ranged from a low of $1.531 to a high of $3.45 per share.

                                Shares Issuable Under                                Total Shares           Total Shares as a
       Hypothetical                  Convertible         Shares Issuable Under        Issuable to              Percent of
   Conversion Price (1)             Debentures (1)             Warrants                Investors          Outstanding Stock (2)
   --------------------             --------------             --------                ---------          ---------------------
            $1.00                     9,300,000                 367,590                9,667,590                  18.7%
            $1.25                     7,440,000                 367,590                7,807,590                  15.6%
            $1.50                     6,200,000                 367,590                6,567,590                  13.5%
            $1.75                     5,314,286                 367,590                5,681,876                  11.9%
            $2.00                     4,650,000                 367,590                5,017,590                  10.7%
            $2.25                     4,133,333                 367,590                4,500,923                   9.7%
            $2.35(3)                  3,957,447                 367,590                4,325,037                   9.3%



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(1) Assumes conversion in full of all debentures at the hypothetical conversion price set forth above. Assumes interest is paid in cash and not in shares of common stock.

(2) Based on 42,111,021 shares of common stock outstanding on November 19, 2001, plus the shares issuable to the investors under the debentures and the warrants shown above.

(3) At floating conversion prices above $2.35 per share, the investors would convert at the fixed conversion price of $2.35 per share.

               ADDITIONAL FACTORS THAT COULD AFFECT FUTURE RESULTS

         In addition to the factors below relating to the debentures and the warrants, investors should carefully consider the "Factors That Could Affect Future Results" contained in our quarterly report on Form 10-Q for the quarter ending September 30, 2001, and in our future filings made with the Securities and Exchange Commission in determining whether to purchase shares of our common stock.

THE CONVERSION OF THE DEBENTURES AND THE EXERCISE OF THE WARRANTS MAY SUBSTANTIALLY DILUTE OUR COMMON SHAREHOLDERS. We are obligated initially to register 8,282,484 shares of common stock issuable under the debentures, the warrants issued to the investors and the related transaction agreements, and we may become obligated to register additional shares to cover the conversion of the debentures and the exercise of the warrants. The conversion prices of the debentures and the exercise price of the warrants could be lower than the trading price of our common stock from time to time. The debentures are convertible into common stock at a fixed conversion price of $2.35 per share from the date of issuance until maturity. In addition, during each three-month period beginning on February 6, 2002, each investor may convert on a cumulative basis up to 25% of the original principal amount of the debentures at a floating conversion price. The floating conversion price is equal to 94% of the average of the 7 lowest daily volume weighted average prices during the 20 trading days immediately prior to the date upon which the debenture is converted. The floating conversion price generally ensures that the debentures can be converted at a discount from the market price of our common stock at the time of conversion. For that reason, we expect the investors ultimately to convert the entire principal amount of the debentures and to resell the common stock issued to them. The potential or actual issuance of shares under the debentures and upon exercise of the warrants could have a substantial dilutive impact on the holders of our common stock.

THE SALES OF MATERIAL AMOUNTS OF OUR COMMON STOCK UPON CONVERSION OF THE DEBENTURES, OR THE PROSPECT OF SUCH SALES, COULD REDUCE THE MARKET PRICE OF OUR


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COMMON STOCK AND ENCOURAGE SHORT SALES. Our common stock price may decrease if the holders of the debentures elect to convert and resell their shares of common stock. In particular, as the price of our common stock decreases, if the holders of the debentures elect to convert, we will be required to issue more shares of our common stock, based on the floating conversion price, for any given dollar amount invested by the holders of the debentures. See the table above under "Shares of Common Stock Issuable upon Conversion of the Debentures and Exercise of the Warrants." Any future issuance of a significant number of common shares, or any future sales by the investors of a significant number of common shares, or the prospect of such issuances or sales, could reduce the market price of our common stock. This may encourage short sales by third parties, which could place further downward pressure on the price of our common stock.

OUR ABILITY TO OBTAIN FUTURE FINANCING MAY BE HINDERED BY THE UNCERTAIN AND POTENTIALLY SUBSTANTIAL NUMBER OF SHARES ISSUABLE UNDER THE DEBENTURES. The shares issuable upon conversion of the debentures are linked to a percentage discount to the market price of our common stock at the time of the conversion. We cannot predict the number of shares of common stock that may be issued upon conversion. The lower the price of our common stock at the time of conversion, the more shares of common stock that we will be required to issue upon conversion, which will further dilute holders of our other securities. See the table above under "Shares of Common Stock Issuable upon Conversion of the Debentures and Exercise of the Warrants." This uncertain and potentially substantial number of shares issuable upon conversion of the debentures may hinder our ability to obtain additional financing.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

         4.1 Convertible Subordinated Debentures and Warrants Purchase Agreement, dated as of November 6, 2001, between Cray Inc. and the investors

         4.2 Form of 5% Convertible Subordinated Debenture, due November 6, 2004, issued to the investors

         4.3 Form of Stock Purchase Warrant, dated November 6, 2001, issued to the investors

         4.4 Registration Rights Agreement, dated as of November 6, 2001, between Cray Inc. and the investors


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         4.5      Amendment No. 1 to the Convertible Subordinated Debentures and
                  Warrants Purchase Agreement and Other Transaction Documents, between Cray Inc. and the investors


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             CRAY INC.

                                                 /S/
                                             By: __________________________
                                                 Kenneth W. Johnson
                                                 Chief Financial Officer

November 28, 2001


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